UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
November 15, 2011
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MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As previously announced, Magnum Hunter Resources Corporation (the “Company”) issued a dividend in the form of warrants to purchase shares of the Company’s common stock at an initial exercise price of $10.50 per share on October 14, 2011 to holders of the Company’s common stock and to holders of exchangeable shares of the Company’s indirect wholly-owned subsidiary, MHR Exchangeco Corporation, as of the close of business on August 31, 2011 (the “Warrants”).  Each shareholder of the Company’s common stock and the exchangeable shares received one Warrant for every ten shares of common stock or ten exchangeable shares, respectively, owned as of the record date (with the number of Warrants rounded down to the nearest whole number).  The terms of the Warrants provide that they may only be exercised if there is an effective registration statement relating to the shares of the Company’s common stock underlying the Warrants (the “Registration Statement”).  On November 14, 2011, the Registration Statement was declared effective by the Securities and Exchange Commission.  The Warrants may be exercised in accordance with their terms as set forth in the Warrants Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 18, 2011.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: November 15, 2011	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer